Exhibit 99.1

FTD Companies, Inc. Announces Review of Strategic Alternatives, Corporate Restructuring and Cost Savings Plan and Preliminary Second Quarter Financial Results

Scott D. Levin Appointed Interim President and Chief Executive Officer

Company Provides Update on 2018 Business Outlook

DOWNERS GROVE, Ill. — July 19, 2018 — FTD Companies, Inc. (Nasdaq: FTD) (“FTD” or the “Company”), a premier floral and gifting company, today announced that its Board of Directors has initiated a review of strategic alternatives focused on maximizing stockholder value. The strategic alternatives expected to be considered include, but are not limited to, a sale or merger of the Company, FTD continuing to pursue value-enhancing initiatives as a standalone company, a capital structure optimization that may involve potential financings, or the sale or other disposition of certain of the Company’s businesses or assets. FTD has retained Moelis & Company LLC as financial advisor to assist with its strategic alternatives review.

The FTD Board of Directors also announced that it has appointed Scott D. Levin, currently FTD’s Executive Vice President, General Counsel and Secretary, as interim President and Chief Executive Officer. Mr. Levin succeeds John C. Walden, who has stepped down from these positions and from FTD's board of directors, effective immediately.

FTD also announced today a corporate restructuring and cost savings plan, under which it has identified opportunities to optimize its operations, drive efficiency and reduce costs. Under this plan, FTD expects to generate approximately $18 million to $23 million in annualized run-rate cost savings in 2019, with approximately $4 million to $5 million in savings expected in the second half of 2018. FTD expects to incur pre-tax restructuring and corporate reorganization costs in the second half of 2018 in connection with the implementation of this plan. The Company expects to disclose an estimate of these costs when it reports financial results for the second quarter ended June 30, 2018.

As a result of these corporate restructuring efforts, the Chief Operating Officer position held by Simha Kumar has been eliminated, effective immediately. In addition, Jeffrey D. T. Severts, FTD’s Executive Vice President and Chief Marketing Officer, will be leaving the Company following a transition of his marketing responsibilities to Jay Topper. Mr. Topper, who joined FTD as Chief Information Officer in October 2016, has been promoted to the newly expanded role of Executive Vice President and Chief Digital Officer. FTD’s floral and gifting general managers will now report directly to the Chief Digital Officer.

“The Board of Directors is committed to enhancing stockholder value and has determined, after careful consideration, that it is prudent to conduct a thorough review of strategic alternatives,” said Robert Berglass, Chairman of FTD’s Board of Directors. “FTD remains a leader in the floral and gifting industry, with widely recognized consumer brands and a global fulfillment network that includes its member florists. While the review is ongoing, FTD will remain focused on the execution of its strategic initiatives, in conjunction with the new corporate restructuring and cost savings plan announced today, as the Company works to create value for stockholders.”

Mr. Berglass continued, “The Board of Directors believes that Scott is best positioned to lead the Company as we begin our strategic review process and work to execute on opportunities to achieve greater operational efficiencies. Scott is a strong executive with a deep understanding of our business and we have tremendous confidence that he and the Company’s experienced management team are well prepared to implement these initiatives.”

FTD’s Board of Directors has not set a definitive timetable for the process of reviewing and evaluating strategic alternatives. There can be no assurance that the strategic alternatives review will result in any particular strategic alternative or strategic transaction. The Company does not intend to disclose developments or provide updates on the progress or status of this process unless and until further disclosure is appropriate or required.

Preliminary Second Quarter 2018 Results
The Company also announced preliminary financial results for the second quarter ended June 30, 2018. These preliminary results include expectations for the following:

•	Consolidated revenues of $299.0 million to $301.0 million, compared to reported consolidated revenues of $328.1 million for the second quarter last year;

•
Net income of $1.5 million to $4.5 million, compared to reported net income of $9.7 million for the second quarter last year. Preliminary net income for the second quarter of 2018 excludes anticipated impairments of goodwill, intangible assets and/or other long-lived assets;

•	Adjusted EBITDA of $15.7 million to $18.4 million, compared to Adjusted EBITDA of $31.2 million for the second quarter last year.

Adjusted EBITDA is a non-GAAP financial measure. Please refer to the table in this press release for a reconciliation of this non-GAAP financial measure. FTD expects to report financial results for the second quarter ended June 30, 2018 in early August.

Updates 2018 Business Outlook
FTD has updated its consolidated revenues and Adjusted EBITDA outlook for the full year ending December 31, 2018. The updated annual outlook reflects the Company’s year-to-date results, including lower than expected traffic and conversion for the first and second quarters, as well as the Company’s expectations for the rest of the year, including anticipated continued traffic and conversion headwinds. The updated outlook also includes the anticipated impact of the corporate restructuring and cost savings plan announced today. As a result, the Company now expects the following:

•	Consolidated revenues of $1.03 billion to $1.04 billion, compared to the Company’s prior outlook at the lower end of down 2% to an increase of 2% as compared to 2017;

•	Adjusted EBITDA of approximately $37 million to $41 million, compared to the Company’s prior outlook at the lower end of $52 million to $62 million;

•	Capital expenditures in a range of $35 million to $40 million, consistent with previous guidance.

In connection with the outlook provided above, please note that the seasonality of the Company’s business impacts the quarterly pattern of its profitability and cash flows from operations.

The Company is not providing 2018 guidance for net income, the GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items, including restructuring and corporate reorganization costs, transaction-related costs, impairments of goodwill, intangible assets and other long-lived assets, and discrete tax items. These items may vary significantly between periods and could materially impact future financial results.

About FTD Companies, Inc.
FTD Companies, Inc. is a premier floral and gifting company. Through our diversified family of brands, we provide floral, specialty foods, gifts and related products to consumers primarily in the United States and the United Kingdom. We also provide floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910 and the highly-recognized FTD® and Interflora® brands are supported by the iconic Mercury Man logo®, which is displayed in approximately 35,000 floral shops in over 125 countries. In addition to FTD and Interflora, our diversified portfolio of brands includes the following trademarks: ProFlowers®, ProPlants®, Shari’s Berries®, Personal Creations®, RedEnvelope®, Flying Flowers®, Ink Cards™, Postagram™, Gifts.com™, and BloomThat™. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the exploration of strategic alternatives, the strategic and financial evaluation of the Company’s business, the Company’s corporate restructuring and cost savings plan and other strategies, and future financial performance, including 2018 financial outlooks discussed herein. Potential factors that could affect these forward-looking statements include, among others, uncertainties associated with being able to identify, evaluate or complete any strategic alternative or strategic transaction, the impact of the announcement of the Company’s review of strategic alternatives, as well as any strategic alternative or strategic transaction that may be pursued, on the Company’s business, including its financial and operating results and its employees, suppliers and customers, the Company’s ability to implement and realize anticipated benefits from its corporate restructuring and cost savings plan and other initiatives, the Company’s ability to repay, refinance or restructure its outstanding debt, and the other factors disclosed in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission (www.sec.gov), as updated from time to time in our subsequent filings with the SEC, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA as a measure of certain components of financial performance. The Company’s definition of Adjusted EBITDA, as set forth below, may be modified from time to time.

Management believes that Adjusted EBITDA is an important measure of operating performance because it allows for a period-to-period comparison of the Company’s operating performance by removing the impact of the Company’s capital structure (interest expense on outstanding debt), asset base (depreciation, amortization and impairment charges), tax consequences, certain other non-operating items, and stock-based compensation. The Company further emphasizes the importance of Adjusted EBITDA as an operating performance measure by utilizing the Adjusted EBITDA measure as a basis for determining certain incentive compensation targets for certain members of the Company’s management. The Adjusted EBITDA measure also is used as a performance measure under the Company’s senior secured credit facility and includes adjustments such as the items defined above and other further adjustments, which are defined in the senior secured credit facility.

Management believes that presenting this non-GAAP financial measure provides additional information to facilitate comparison of the Company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the Company evaluates its businesses.

In addition to the use of this non-GAAP measure by management for the purposes outlined above, the Company believes Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of the Company and its competitors.

Adjusted EBITDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of Adjusted EBITDA is that it does not reflect depreciation and amortization expense for various long-lived assets, impairment charges, interest expense, income taxes, and other items that have been and will be incurred. Each of these items should also be considered in the overall evaluation of the Company’s results. In addition, Adjusted EBITDA does not reflect capital expenditures and other investing activities. An additional limitation associated with Adjusted EBITDA is that the measure does not include stock-based compensation expenses related to the Company’s workforce. A further limitation associated with the use of this non-GAAP financial measure is that it does not reflect expenses or gains that are not considered reflective of the Company’s core operations. Management compensates for these limitations by providing the relevant disclosure of its depreciation and amortization, impairment charges, interest and income tax expenses, capital expenditures, stock-based compensation, and other items within its financial press releases and SEC filings, all of which should be considered when evaluating the Company’s performance.

A further limitation associated with the use of this measure is that the term “Adjusted EBITDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the Company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure: net income/(loss), directly ahead of Adjusted EBITDA; within this and other financial press releases and by providing reconciliations that show and describe the adjustments made. In addition, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the Company’s financial results for the foreseeable future.

Definitions

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). The Company defines Adjusted EBITDA as net income/(loss) before net interest expense, provision for/(benefit from) income taxes, depreciation, amortization, stock-based compensation, transaction-related costs, litigation and dispute settlement charges and gains, restructuring, corporate reorganization and other exit costs, and impairment of goodwill, intangible assets, and other long-lived assets.

Litigation and dispute settlement charges and gains include estimated losses for which the Company has established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the Company related to litigation, arbitration, investigations, disputes, or similar matters. Insurance recoveries received by the Company related to such matters are also included in these adjustments.

Transaction-related costs are certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (i) transaction-related bonuses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees, in addition to consulting, compensation, and other incremental costs associated with integration projects.

Corporate reorganization costs are costs, other than restructuring and other exit costs, associated with our corporate restructuring and cost savings plan such as retention bonuses for key employee, travel expenses related to transition of responsibilities between locations and other similar costs.

FTD COMPANIES, INC.
PRELIMINARY AND UNAUDITED RECONCILIATION
(in thousands)

The following table contains a reconciliation of Adjusted EBITDA to financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”).

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended June 30, 2018
	Low Case	High Case
Net income (GAAP Basis)	$1,450	$4,450
Interest expense, net	4,500	4,300
Provision for income taxes	2,350	2,850
Depreciation and amortization	4,200	4,000
Stock-based compensation	2,700	2,500
Transaction-related costs	250	150
Legal settlements	200	100
Impairment of goodwill, intangible assets, and other long-lived assets	*	*
Adjusted EBITDA	$15,650	$18,350

* - anticipated impairments to be determined

Contacts
Investor Relations:
Katie Turner
646-277-1228
ir@ftdi.com